                                                                   EXHIBIT (D)


                         MONTHLY CERTIFICATEHOLDERS' STATEMENT
                             Discover Card Master Trust I
                            Series 1995-2 Monthly Statement
                        Class A Certificate CUSIP #25466KAQ2
                        Class B Certificate CUSIP #25466KAR0

     Distribution Date: August 15, 2000             Month Ending:  July 31, 2000

     Pursuant to the Series Supplement dated as of August 1, 1995 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

     1.   Payments for the benefit of investors in Series 1995-2 on this Distribution Date
          --------------------------------------------------------------------------------
              (per $1000 of Class Initial Investor Interest)
              ----------------------------------------------

          Series  1995-2                                                   Total                Interest              Principal
              Class A      30 days at 6.550000000%                     $1,005.458333333        $5.458333333        $1,000.000000000

              Class B      30 days at 6.750000000%                        $5.625000000        $5.625000000            $0.000000000


     2.   Principal Receivables at the end of July, 2000
          ----------------------------------------------
       (a) Aggregate Investor Interest                                                                          $25,063,374,763.53

           Seller Interest                                                                                       $8,342,390,560.59

           Total Master Trust                                                                                   $33,405,765,324.12

       (b) Group One Investor Interest                                                                          $25,063,374,763.53

       (c) Series 1995-2 Investor Interest                                                                          $26,316,000.00

       (d) Class A Investor Interest                                                                                         $0.00

           Class B Investor Interest                                                                                $26,316,000.00


     3.   Allocation of Receivables Collected During July, 2000
          -----------------------------------------------------

                                                                    Finance Charge          Principal          Yield Collections /
                                                                     Collections           Collections         Additional Funds
       (a) Allocation of Collections between Investors and Seller

           Aggregate Investor Allocation                           $402,307,634.91        $3,815,304,353.55                $0.00

           Seller Allocation                                       $124,576,479.99        $1,181,427,211.14                $0.00

       (b) Group One Allocation                                    $402,307,634.91        $3,815,304,353.55                $0.00

       (c) Series 1995-2 Allocations                                 $8,278,930.11           $78,513,643.08                $0.00

       (d) Class A Allocations                                       $7,864,799.19           $74,586,212.07                $0.00

           Class B Allocations                                         $414,130.92            $3,927,431.01                $0.00

      (e) Principal Collections as a monthly percentage of Master Trust Receivables
          at the beginning of July, 2000                                                                                14.69%

      (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
          at the beginning of July, 2000                                                                                 1.55%

      (g) Total Collections as a monthly percentage of Master Trust Receivables
          at the beginning of July, 2000                                                                                16.24%


     4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
          ---------------------------------------------------------------------

                             Deposits into the          Deficit Amount
                             SPFAs on this                on this                       SPFA                      Investment
                             Distribution Date          Distribution Date              Balance                      Income
          Series 1995-2      $500,000,000.00                   0.00                  $0.00                           $0.00

     5.   Information Concerning Amount of Controlled Liquidation Payments
          ----------------------------------------------------------------
                                                                                                                Total Payments
                              Amount Paid on this                       Deficit Amount                           through this
                               Distribution Date                 on this Distribution Date                     Distribution Date
          Series 1995-2          $500,000,000.00                                     $0.00                      $500,000,000.00


     6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
          -------------------------------------------------------------------

                                                                         Deposits into the SIFA
                                                                         on this Distribution Date              SIFA Balance
          Series 1995-2                                                         $2,877,194.17                               $0.00


     7.   Pool Factors for July, 2000
          ---------------------------
          Class A                                                                                                   1.00000000

          Class B                                                                                                   1.00000000


     8.   Investor Charged-Off Amount
          ---------------------------
                                                                                                            Cumulative Investor
                                                                                     July, 2000             Charged-Off Amount
      (a) Group One                                                                $115,988,146.83                    $0.00

      (b) Series 1995-2                                                              $2,386,874.31                    $0.00

      (c) Class A                                                                    $2,267,477.43                    $0.00

          Class B                                                                      $119,396.88                    $0.00

      (d) As an annualized percentage of
          Principal Receivables at the
          beginning of July, 2000                                                             5.44%                     N/A

     9.   Investor Losses for July, 2000
          ------------------------------
                                                                                                           Per $1,000 of Initial
                                                                                  Total                   Series Investor Interest
      (a) Group One                                                                 $0.00                        $0.00

      (b) Series 1995-2                                                             $0.00                        $0.00

      (c) Class A                                                                   $0.00                        $0.00

          Class B                                                                   $0.00                        $0.00


     10.  Reimbursement of Investor Losses for July, 2000
          -----------------------------------------------
                                                                                                           Per $1,000 of Initial
                                                                                  Total                   Series Investor Interest
      (a) Group One                                                                 $0.00                        $0.00

      (b) Series 1995-2                                                             $0.00                        $0.00

      (c) Class A                                                                   $0.00                        $0.00

          Class B                                                                   $0.00                        $0.00


     11.  Aggregate Amount of Unreimbursed Investor Losses for July, 2000
          ---------------------------------------------------------------
                                                                                                           Per $1,000 of Initial
                                                                                  Total                   Series Investor Interest
      (a) Group One                                                                 $0.00                        $0.00

      (b) Series 1995-2                                                             $0.00                        $0.00

      (c) Class A                                                                   $0.00                        $0.00

          Class B                                                                   $0.00                        $0.00


     12.  Investor Monthly Servicing Fee payable on this Distribution Date
          ----------------------------------------------------------------
      (a) Group One                                                                                            $42,626,738.99

      (b) Series 1995-2                                                                                           $877,193.33

      (c) Class A                                                                                                 $833,333.33

          Class B                                                                                                  $43,860.00


     13.  Class Available Subordinated Amount at the end of the Distribution Date
          -----------------------------------------------------------------------
                                                                                                             As a percentage of
                                                                               Total                       Class A Invested Amount
          Series 1995-2 Class B                                                     $0.00                        0.0000%

     14.  Total Available Credit Enhancement Amounts
          ------------------------------------------
                                                                                  Shared Amount                  Class B Amount
      (a) Maximum Amount on this Distribution Date                                      $0.00                    $5,263,160.00

      (b) Available Amount on this Distribution Date                                    $0.00                    $5,263,160.00

      (c) Amount of Drawings on Credit Enhancement
            on this Distribution Date                                                   $0.00                            $0.00

      (d) Credit Enhancement Fee on this
            Distribution Date                                                                                        $5,236.63


     15.  Delinquency Summary
          -------------------
          Master Trust Receivables Outstanding at the end of July, 2000                                     $33,898,489,197.94

                                              Delinquent Amount                 Percentage of Ending
          Payment Status                      Ending Balance                    Receivables Outstanding
          30-59 days                         $726,393,394.93                         2.14%

          60-179 days                      $1,281,426,106.65                         3.78%


     16.  Excess Spread Percentages on this Distribution Date (1)
          ---------------------------------------------------
      (a) Group One (2)                                                             5.14%

      (b) Series 1995-2 (3)                                                         4.86%


     17.  Net Charge-Offs on this Distribution Date (4)
          -----------------------------------------
          Charge-offs net of recoveries as an annualized percentage of
          Principal Receivables at the beginning of July, 2000                                                          4.90%



                                      U.S. BANK NATIONAL ASSOCIATION
                                      as Trustee

                                   BY:
                                      ----------------------------------

                                             Vice President

     -------------------------------------------------

      (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.

      (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

      (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and
          (b) the sum of (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)), (iii) the Investor Charge-Off Amount (see
          Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

      (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1995-2 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

          The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of August 1, 1995 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1995-2 Master Trust Certificates for the Distribution Date occurring on August 15, 2000:


      1.  Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

      2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

      3.  The aggregate amount of Collections processed during July, 2000
          is equal to                                                                                           $5,523,615,679.59

      4.  The aggregate amount of Class A Principal Collections processed during
          July, 2000 is equal to                                                                                   $74,586,212.07

      5.  The aggregate amount of Class A Finance Charge Collections processed
          during July, 2000 is equal to                                                                             $7,864,799.19

      6a. The aggregate amount of Class A Principal Collections recharacterized as
          Series Yield Collections during July, 2000 is equal to                                                            $0.00

      6b. The aggregate amount of Class A Additional Funds for this Distribution
          date is equal to                                                                                                  $0.00

       7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

           (a)  with respect to the Class A Required Amount Shortfall                                                       $0.00
                is equal to

           (b)  with respect to the Class A Cumulative Investor Charged-Off                                                 $0.00
                Amount is equal to

           (c)  with respect to the Class A Investor Interest is equal to                                                   $0.00

      8.  The sum of all amounts payable to the Class A Certificateholders
          on the current Distribution Date is equal to                                                            $516,375,000.02

      9.  The aggregate amount of Class B Principal Collections processed during
          July, 2000 is equal to                                                                                     $3,927,431.01

     10.  The aggregate amount of Class B Finance Charge Collections processed
          during July, 2000 is equal to                                                                                $414,130.92

     11a. The aggregate amount of Class B Principal Collections recharacterized as
          Series Yield Collections during July, 2000 is equal to                                                             $0.00

     11b. The aggregate amount of Class B Additional Funds for this Distribution
          date is equal to                                                                                                   $0.00

      12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

           (a)  with respect to the Class B Required Amount Shortfall                                                        $0.00
                is equal to

           (b)  with respect to the Class B Cumulative Investor Charged-Off                                                  $0.00
                Amount is equal to

           (c)  with respect to the Class B Investor Interest is equal to                                                    $0.00

     13.  The sum of all amounts payable to the Class B Certificateholders
          on the current Distribution Date is equal to                                                                 $888,165.00

     14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
          Section 16 of the Series Supplement.

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of August, 2000.

      Series 1995-2

                                DISCOVER BANK
                                as Master Servicer

                                By:
                                   -----------------------------
                                Assistant Vice President and Assistant
                                Treasurer